Exhibit 99.1

221West Grand Avenue ● Montvale, NJ 07645 (201) 934-5000 ● Fax: (201) 934-8880 ● www.synvista.com

Company Contact:	Investor/Media Relations Contact:
Synvista Therapeutics, Inc.	Lippert/Heilshorn & Associates
201-934-5000	212-838-3777
ir@synvista.com	Jules Abraham (media)
(jabraham@lhai.com)

Synvista Therapeutics Announces Termination of Clinical Trials of Alagebrium and SYI-2074 and Provides Business Update

MONTVALE, NJ - (January 28, 2009) – Synvista Therapeutics, Inc. (NYSE Alternext US:SYI) today announced that, following a review of its clinical development portfolio and its current financial status, the Board of Directors and management have determined that it is in the best interest of the Company to focus its resources on maximizing the value of its diagnostic assets and to terminate all ongoing clinical trials of its product candidates alagebrium and SYI-2074, including the following:

- the BENEFICIAL study, which was a Phase 2 double-blind, placebo-controlled, randomized trial of alagebrium in patients with chronic systolic heart failure;

- the BREAK study, which was a Phase 2 double-blind, placebo-controlled, randomized trial of alagebrium in patients with diastolic heart failure; and

- the Phase 2 trial of a topical formulation of SYI-2074 for the treatment of chronic, mild-to-moderate plaque psoriasis in adults.

Each of these trials will be terminated as promptly as possible.

As noted previously, the Company has submitted an application for 510(k) clearance for its HAPTOCHEK™ diagnostic test kit, a protein-based clinical laboratory test to identify patients with Hp2-2 diabetes. The 90-day review process of such submission is ongoing, during which time the FDA will determine whether the kit can be distributed to labs throughout the country as an in vitro diagnostic.

The Company is continuing to explore strategic alternatives in order to monetize its technology assets, which may take the form of sales or licensing transactions with respect to those assets.  In light of the Company’s cash position and current negative economic and capital markets conditions, if the Company is unable to enter into such transactions in a timely manner, the Company’s ability to continue operations beyond the second quarter of 2009 is in doubt.

About Synvista Therapeutics

Synvista Therapeutics is a biopharmaceutical company developing clinical diagnostic laboratory tests and drugs to diagnose, treat and prevent cardiovascular disease in people with diabetes.  The Company has developed a protein-based clinical laboratory test to identify patients with Hp2-2 diabetes.  Tests which identify patients with Hp2-2 diabetes may be useful in identifying diabetic patients at high risk for cardiovascular complications.   These patients may benefit from a particular formulation of vitamin E.  The Company is also developing a kit to measure CML (carboxy-methyllysine), another potential cardiovascular risk marker.

For more information, please visit the Company's Web site at www.synvista.com.

#  #  #

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, the risks associated with the events  described in this press release, the Company’s ability to obtain sufficient financing to allow it to continue operations,  future clinical development of Synvista Therapeutics’ diagnostic tests and product candidates, and other risks identified in Synvista Therapeutics' filings with the Securities and Exchange Commission.  Further information on risks faced by Synvista are detailed under the caption "Risk Factors" in Synvista Therapeutics' Annual Report on Form 10-K for the year ended December 31, 2007. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated.  Actual results, events or performance may differ materially. Synvista Therapeutics undertakes no obligation to publicly release the result of any revision to these forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.